UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

INmune Bio Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INmune Bio Inc.

Dear Stockholder:

On May 7, 2025, we dismissed Marcum LLP as our independent registered public accounting firm, not as a result of any disagreement on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure and appointed CBIZ CPAs P.C. (“CBIZ CPAs”). We are enclosing herewith Amendment No. 1 to Schedule 14A (“Amendment No. 1”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2025, which amends Proposal No. 2 (“Proposal No. 2”) of our original definitive proxy statement on Schedule 14A, as filed with the SEC on April 21, 2025 (the “Original Definitive Proxy Statement”), as supplemented by the proxy supplement to our Original Definitive Proxy Statement (together, with the Original Definitive Proxy Statement, the “Definitive Proxy Statement”), as filed with the SEC on April 25, 2025, to reflect the substitution of CBIZ CPAs, to submit their appointment for stockholder ratification, to make certain technical amendments related to this change, and to revise the date of the 2025 annual meeting of stockholders (the “Meeting”) from May 28, 2025 to June 10, 2025. The record date of April 14, 2025, remains unchanged.

All votes received on proposals for consideration at the Meeting, including Proposal No. 2, prior to the filing and mailing of this Amendment No. 1, shall continue to be counted. Therefore, if you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote. If you have already voted and wish to change your vote, you may revoke your original proxy and submit a new proxy by completing, dating, signing and returning the enclosed proxy, or submitting a new proxy through the internet or by telephone.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions and submit new voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions and issuing new instructions. For additional information regarding revoking your proxy, please refer to page 5 of the Original Definitive Proxy Statement.

Your vote is important to us. We appreciate your attention to this matter.

Sincerely,

/s/ David Moss
David Moss
Chief Financial Officer and Secretary
May 9, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF INMUNE BIO INC. TO BE HELD ON:

TUESDAY, JUNE 10, 2025, AT 10:00 A.M. EASTERN TIME

VIA THE VIRTUAL MEETING PORTAL AT:

www.virtualshareholdermeeting.com/INMB2025

THE NOTICE, OUR DEFINITIVE PROXY STATEMENT, THIS AMENDMENT NO. 1 AND OUR ANNUAL REPORT ARE AVAILABLE ONLINE AT:

www.proxyvote.com and https://www.inmunebio.com/index.php/en/investors/filings

EXPLANATORY NOTE

Effective May 7, 2025, the Audit Committee of the Board of Directors of INmune Bio Inc. (the “Audit Committee” and the “Company” or “INmune,” respectively) notified Marcum LLP that Marcum LLP was dismissed as the Company’s independent registered public accounting firm, not as a result of any disagreement on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure. As of May 7, 2025, the Audit Committee appointed CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. The Company filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) reporting this change on May 7, 2025.

This Amendment No. 1 to our Definitive Proxy Statement (as defined below) on Schedule 14A (“Amendment No. 1”) is being filed with the SEC to amend Proposal No. 2 (“Proposal No. 2”) of our definitive proxy statement on Schedule 14A, as filed with the SEC on April 21, 2025 (the “Original Definitive Proxy Statement”), as supplemented by the proxy supplement to our Original Definitive Proxy Statement (together, with the Original Definitive Proxy Statement, the “Definitive Proxy Statement”), as filed with the SEC on April 25, 2025, to reflect the substitution of CBIZ CPAs, to submit their appointment for stockholder ratification, to make certain technical amendments related to this change, and to revise the date of the 2025 annual meeting of stockholders (the “Meeting”) from May 28, 2025 to June 10, 2025.

All votes received on proposals for consideration at the Meeting, including Proposal No. 2, prior to the filing and mailing of this Amendment No. 1, shall continue to be counted. Therefore, if you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote. If you have already voted and wish to change your vote, you may revoke your original proxy and submit a new proxy by completing, dating, signing and returning the enclosed proxy, or submitting a new proxy through the internet or by telephone.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions and submit new voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions and issuing new instructions. For additional information regarding revoking your proxy, please refer to page 5 of the Original Definitive Proxy Statement.

This Amendment No. 1 amends only those items set forth or described below, and all other items in the Definitive Proxy Statement are incorporated herein by reference without changes, including the record date of April 14, 2025, which remains unchanged.

CHANGES TO DEFINITIVE PROXY STATEMENT

1.	All references to Marcum LLP in the “Notice of Annual Meeting of Stockholders” and the Definitive Proxy Statement are amended to read “CBIZ CPAs P.C.” or “CBIZ CPAs” as appropriate or unless otherwise noted.

2.	All references to the Meeting date of May 28, 2025 shall be amended and replaced with June 10, 2025.

3.	The Audit Committee Report is amended in its entirety to read as follows:

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024, which were audited by Marcum LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2024. The audit committee discussed with Marcum LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301. The audit committee received the written disclosures and letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The audit committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2024 were compatible with maintaining Marcum LLP’s independence.

The audit committee has selected CBIZ CPAs as our independent auditor for the fiscal year ended December 31, 2025, and is seeking ratification of the selection by our stockholders.

Respectfully submitted by the audit committee,
Messrs. Schroeder, Juda and Allen

4.	Proposal No. 2 in the Definitive Proxy Statement is amended in its entirety to read as follows:

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

We are asking our stockholders to ratify the appointment by the audit committee (the “audit committee”) of our Board of Directors of CBIZ CPAs P.C. (“CBIZ CPAs”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The audit committee has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Meeting. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the audit committee is submitting the selection of CBIZ CPAs to our stockholders for ratification at the Meeting as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm.

If the appointment of CBIZ CPAs is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of CBIZ CPAs is ratified, the audit committee may terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of CBIZ CPAs are not expected to attend the Meeting.

Change in Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ CPAs acquired the attest business of Marcum LLP. On May 7, 2025, with the approval of the audit committee, the Company dismissed Marcum LLP as our independent registered public accounting firm. Previously, Marcum LLP served as our independent registered public accounting firm from August 5, 2018 to May 7, 2025, and reported on our financial statements for the years ended December 31, 2018, 2019, 2020, 2021, 2022, 2023 and 2024.

The audit report of Marcum LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023 and through May 7, 2025, there were no (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (2) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Marcum LLP with a copy of the above disclosures and requested that Marcum LLP furnish us with a letter addressed to the SEC stating whether it agrees with the statements made above and, if it does not agree, the respects in which it does not agree. A copy of Marcum LLP’s letter, dated May 7, 2025, was attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on May 7, 2025.

Approval of Appointment of CBIZ CPAs P.C. as Our New Independent Registered Public Accounting Firm

On May 7, 2025, with the approval of the Company’s audit committee, CBIZ CPAs was engaged as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2024 and 2023, and through May 7, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees

The aggregate fees billed to us for professional services by Marcum LLP rendered for the years ended December 31, 2024 and 2023, are set forth in the table below:

Fee Category	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Audit fees(1)	$418,261	$342,058
Audit-related fees(2)	—	—
Tax fees(3)	23,304	22,402
All other fees(4)	—	—
Total fees	$441,565	$364,460

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements. Includes professional services performed for filing of the Company’s registration statement on Form S-3 and for the Company’s equity offerings.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)	All other fees consist of fees billed for all other services.

Audit Committee

The audit committee, among other things, is responsible for:

●	Appointing, approving the compensation of, overseeing the work of, and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board of Directors has affirmatively determined that each member of the audit committee meets the additional independence criteria applicable to audit committee members under SEC rules and the Nasdaq Stock Market LLC. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the audit committee. The Board of Directors has affirmatively determined that each member of the audit committee is financially literate, and that all members meet the qualifications of an audit committee financial expert. The audit committee consists of Timothy Schroeder, Scott Juda, J.D., and Marcia Allen. Scott Juda, J.D., is the chairman of the audit committee.

Based on their review, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention will not be counted for or against the proposal, and therefore will not affect the vote outcome.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF CBIZ CPAs P.C. AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2025.

INMUNE BIO INC.
225 NE MIZNER BLVD, SUITE 640
BOCA RATON, FL 33432

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INMB2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/09/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. To elect the five directors set forth below to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees

	For	Withhold
1a. Raymond J. Tesi, M.D.	☐	☐
1b. J. Kelly Ganjei	☐	☐
1c. Timothy Schroeder	☐	☐
1d. Scott Juda, J.D.	☐	☐
1e. Marcia Allen	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To ratify the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	3 years	2 years	1 year	Abstain
4. To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
5. To approve the Second Amended and Restated INmune Bio Inc. 2021 Stock Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000679193_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, as amended, Form 10-K and Supplement are available at www.proxyvote.com

INMUNE BIO INC.
Annual Meeting of Stockholders
June 10, 2025, 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Raymond J. Tesi and David Moss, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INmune Bio Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/INMB2025 on June 10, 2025 starting at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000679193_2 R1.0.0.2